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                                                                   EXHIBIT 10.18

       VOTING AGREEMENT (this "AGREEMENT"), dated as of __________ __, 2000, between ASIA GLOBAL CROSSING LTD., a limited liability company established under the laws of Bermuda (the "COMPANY"), and [ ], a company incorporated under the laws of [ ] the "INVESTOR").

       WHEREAS, the parties hereto have entered into a Strategic Investment Agreement, dated as of _________, 2000 (the "STRATEGIC INVESTMENT AGREEMENT"), pursuant to which the Investor is acquiring ________ shares of Class A Common Stock, par value $0.01 per share, of the Company (such shares, as adjusted from time to time as a result of any stock split, subdivision, combination, capitalization, rights issue or other form of stock reorganization, shall be referred to herein as the "SHARES");

       WHEREAS, in connection with the purchase of the Shares by the Investor, the parties have agreed to enter into this Agreement; and

       WHEREAS, this Agreement is a condition to the consummation of the purchase of the Shares by the Investors, as contemplated in the Strategic Investment Agreement.

       NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein and in the Strategic Investment Agreement and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

       SECTION 1. Definitions. For purposes of this Agreement, the following capitalized terms have the following meanings:

       "AFFILIATE" means, with respect to any Person, any other Person that directly or indirectly Controls, is under common Control with or is Controlled by such first person.

       "AGREEMENT" is defined in the preamble hereto.

       "CLASS A COMMON STOCK" is defined in the preamble hereto.

       "COMPANY" is defined in the preamble hereto.

       "CONTROL" means, with respect to any Person, the ability, directly or indirectly, to direct or cause the directions of the management and policies of such Person, whether through the ownership of securities, by contract or otherwise. The terms "CONTROLLED" and "CONTROLLING" shall have meanings correlative to the foregoing.

       "GOVERNMENTAL APPROVAL" means any consent, approval, order or authorization of, or registration, declaration or filing with, any Bermuda, United States federal, state or municipal, or any other foreign or other governmental department, commission, board, bureau, agency or instrumentality required to authorize or permit the execution or delivery by any Person of this Agreement or the performance by such Person of any transaction contemplated hereby or thereby.


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       "INVESTOR" is defined in the preamble hereto.

       "PERSON" means any individual, corporation, limited liability company, general or limited partnership, joint venture, association, joint stock company, trust or unincorporated business or organization.

       "SHARES" is defined in the recitals hereto.

       "STRATEGIC INVESTMENT AGREEMENT" is defined in the recitals hereto.

       SECTION 2. Agreement to Vote. For so long as the Investor or any Affiliate thereof owns beneficially or of record, directly or indirectly, any Shares or has voting control over any Shares, the Investor hereby agrees, and agrees to cause such Affiliate, to vote or act by written consent with respect to (or cause to be voted or acted upon by written consent) (i) all Shares held of record or owned beneficially, directly or indirectly, by such Investor or its Affiliates at the time of such vote or action by written consent and (ii) all Class A Common Stock as to which such Investor or its Affiliates has voting control at the time of such vote or action by written consent, in each case:

       (i)(A) in favor of the election to the Board of Directors of the Persons whose nomination has been endorsed by the existing Board of Directors of the Company and

       (B) against the election of any other Person nominated to be a director of the Company; and

       (ii)(A) in favor of any other proposal to be voted on by the Company's shareholders which has been endorsed by the Board of Directors of the Company and

       (B) against any other proposal to be voted on by the Company's shareholders.

       SECTION 3. Representations and Warranties. (a) Each of the Investor and the Company represents and warrants that, as of the date hereof, such party is duly organized and validly existing under the laws of the jurisdiction of its organization and has all requisite power and authority to own, lease and operate its properties, to carry out its business as it is now being conducted and to perform its obligations hereunder, and under its constitutive documents, and to consummate the transactions contemplated hereby and thereby.

       (b) Each of the Investor and the Company hereby represents and warrants that, as of the date hereof, such party has all the necessary corporate or company, as applicable, power and all legal authority required to enter into, execute and deliver this Agreement and to perform fully such party's obligations hereunder. Each of the Investor and the Company hereby represents and warrants that, as of the date hereof, the execution of this Agreement by such party and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate or company, as the case may be, action on the part of such party. Each of the Investor and the Company hereby represents and warrants that, as of the date hereof, this Agreement has been duly executed and delivered by such party and constitutes the valid and binding obligation of such party enforceable against such party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws relating to or affecting creditors' rights generally from time to time in effect


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and to general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law, and that, as of the date hereof, no Governmental Approval and no approval or consent of any other Person is required in connection with the execution and delivery by such party of this Agreement and the consummation and performance by such party of the transactions contemplated hereby, other than such approvals and consents which failure to obtain would not have a material adverse effect upon such party acting as a party hereunder or on any other transaction contemplated hereby. Each of the Investor and the Company hereby represents and warrants that, as of the date hereof, the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance by such party of its obligations under this Agreement in accordance with its terms and conditions will not conflict with or result in a breach or violation of any of the terms or conditions of, or constitute (or with notice or lapse of time or both would constitute) a default (or give rise to any right of termination, cancellation or acceleration) under, as applicable, (i) the Memorandum of Association, charter, articles of association, Bye-Laws or other constitutive document of such party, as applicable, (ii) any instrument, contract, bond, note, mortgage, indenture, license or other agreement to which such party is a party or by or to which such party or such party's assets or properties are bound or subject or (iii) any statute or regulation of any applicable law or any order, judgment, injunction or decree of any court other than, in the case of clauses (ii) and (iii), conflicts, breaches, violations or defaults which would not in the aggregate have a material adverse effect upon such party acting as a party hereunder or on any other transactions contemplated hereby.

       (c) Each of the Investor and the Company hereby represents and warrants that, as of the date hereof, such party is in compliance with all applicable requirements of law, other than where the failure to be in compliance would not have a material adverse effect upon the ability of such party to perform its obligations hereunder or any transaction contemplated hereby.

       (d) Each of the Investor and the Company hereby represents and warrants that, as of the date hereof, such party is not a party to or, to the knowledge of such party, is not threatened with any litigation or judicial, administrative or arbitration proceedings that in the aggregate are likely to have a material adverse effect upon such party acting as a party hereunder or on any other transaction contemplated hereby.

       SECTION 4. Miscellaneous.

       (a) Remedies. In the event of a breach by a party hereto of its obligations under this Agreement, each other party hereto, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Each party hereto agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any provision of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it will waive the defense that a remedy at law would be adequate.

       (b) Amendments and Waivers. This Agreement may be amended only by a written instrument signed by each party hereto.

       (c) Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when


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sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) upon delivery if sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) upon delivery if deposited with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         If to the Company:

                  Asia Global Crossing Ltd.
                  Wessex House
                  45 Reid Street
                  Hamilton HM12
                  Bermuda
                  Attention: Charles F. Carroll, Esq.
                  Facsimile: (441) 296-8600

         with a copy to:

                  Simpson Thacher & Bartlett
                  425 Lexington Avenue
                  New York, NY 10017
                  Attention: Alan M. Klein, Esq.
                  Facsimile: (212) 455-2502

         If to the Investor:

                  [                             ]
                  ------------------------------
                  ------------------------------
                  ------------------------------
                  ------------------------------


or to such other address or addresses as shall be designated in writing. All notices shall be effective when received.

       (d) Assignments. This Agreement may not be assigned by any party without the prior written consent of the other party. Any purported assignment in violation of this paragraph (d) shall be null and void.

       (e) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

       (f) Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.


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       (g) Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

       (h) Separability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

       (i) Entire Agreement. This Agreement and the other documents delivered pursuant hereto and the Strategic Investment Agreement constitute the full and entire understanding and agreement between the parties with regard to the subjects thereto and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

       (j) Submission to Jurisdiction. Each party hereto irrevocably consents to the exclusive jurisdiction and venue of the courts of the State of New York and the courts of the United States for the Northern or Southern Districts of New York, and in the courts hearing appeals therefrom, for the resolution of any dispute, action, suit or proceeding arising out of or relating to this Agreement. Each party hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, the defense of sovereign immunity, any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Section 8, that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and to the fullest extent permitted by applicable law, that the suit, action or proceeding in any such court is brought in an inconvenient forum, that the venue of such suit, action or proceeding is improper, or that this Agreement, or the subject matter hereof or thereof, may not be enforced in or by such courts and further irrevocably waives, to the fullest extent permitted by applicable law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which the party is entitled pursuant to the final judgment of any court having jurisdiction.


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                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                    ASIA GLOBAL CROSSING LTD.


                                    By:
                                       --------------------------------------
                                    Name:
                                    Title:


                                    [                                  ]


                                    By:
                                       --------------------------------------
                                    Name:
                                    Title: